Exhibit 99.2

CERTIFICATION

                Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Euramax International, Inc., hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 5, 2002	/s/ R. Scott Vansant
R. Scott Vansant
Chief Financial Officer and Secretary